Exhibit 10.21
DEED OF ABSOLUTE SALE
(Governing the Sale and Purchase of a Lot)
This Deed of Absolute Sale (hereinafter the “Deed”) made and entered into by and between:
FORT BONIFACIO DEVELOPMENT CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines with offices at the 2nd Floor, Bonifacio Technology Center, 31st Street corner 2nd Avenue, Bonifacio Global City, Taguig, herein represented by its Chief Finance Officer, LOURDES R. REYES, and its Head for Commercial Operations, ANICETO V. BISNAR JR. (hereinafter referred to as the “SELLER”);
-and-
PEOPLESUPPORT PROPERTIES PHILIPPINES INC., a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines with offices at PeopleSupport Center, Ayala Avenue corner Sen. Gil Puyat Avenue, Makati City, herein represented by its President, RAINERIO BORJA (hereinafter referred to as the “BUYER”);
WITNESSETH THAT:
For and in consideration of the purchase price as set forth in Annex C (the “Purchase Price”), exclusive of value-added tax, and also in consideration of all other amounts herein specified, which the SELLER hereby acknowledges and confesses to have received to its entire satisfaction on this date (or prior to the date hereof) from the BUYER and in further consideration of the undertaking of the latter to comply strictly with the conditions and restrictions specified in the Bonifacio Global City Declaration of Covenants, Conditions and Restrictions effective as of the date hereof (hereinafter, the “Declaration”) and the Design Standards and Guidelines for the Bonifacio Global City effected as of the date hereof (hereinafter the “Design Standards and Guidelines”), copies of which are attached and made integral parts hereof as Annexes A and A-1, and which will be annotated on the corresponding certificate of title to the lot subject of this Deed of Sale as liens thereon, the SELLER hereby SELLS, CEDES, TRANSFERS, CONVEYS AND DELIVERS unto the BUYER, its successors and assigns, all the rights, title and interest of the SELLER in and to a parcel of land located within the Bonifacio Global City, and designated and more particularly described in Annex C (the “Lot”),
SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:
SECTION 1. THE LOT TO BE PURCHASED
1.1	The lot information plan applicable to the Lot (hereinafter, the “Lot Information Plan”) is hereto attached as Annex B. The Lot is more particularly described in Annex C.

1.2	The Lot shall be used only for the purpose(s) allowed within the zone wherein the Lot is located pursuant to and in accordance with the Declaration, the Design Standards and Guidelines, and the Lot Information Plan. The zone and district in which the Lot is located are indicated in Annex C.

1.3	The Lot shall be subject to a floor area ratio (hereinafter, the “FAR”) and to a permissible gross floor area (hereinafter, the “GFA”) specified in the Declaration and the Design Standards and Guidelines. For purposes of this Deed, the terms “floor area ratio” or “FAR” and “gross floor area” or “GFA” shall have the respective meanings ascribed to them in the Declaration and the Design Standards and Guidelines.

1.4	The BUYER hereby acknowledges that, in buying the Lot, the BUYER has independently assessed the physical condition of the Lot for the purposes for which it intends to use the same. The BUYER further acknowledges it has inspected the Lot and confirms that the Lot is devoid of occupants, squatters or any other physical encumbrances thereon.

1.5	The BUYER hereby acknowledges that it has full knowledge of the land development work(s) and improvement(s) currently being undertaken or which in the future may be undertaken by the SELLER within Global City or within or in the vicinity of the Lot. The BUYER, for itself and its employees, agents, representatives, successor(s) and assign(s), hereby holds the SELLER, its employees, agents, representatives, successors and assigns, harmless and free from any liability, claim, action, damage or expense of whatsoever nature and kind which arises out of, or may be caused to the Lot on account of force majeure, or any inconvenience, discomfort, disturbance and/or nuisance due to any development work(s) and improvement(s) reasonably undertaken or to be undertaken by the SELLER.
SECTION 2.DEFAULT
2.1	Each of the following events shall constitute an event of default under this Deed:
(a)	failure of the BUYER to comply with any covenant or obligation required to be performed or undertaken in, or to comply with any covenant or restriction under, the Declaration, the Design Standards and Guidelines or the Lot Information Plan; or

(b)	the concealment of any material fact, or providing any information which is determined to be false or misleading in any material respect in any document signed, executed or delivered by the BUYER (including this Deed) on the basis of which the SELLER shall have agreed to the sale of the Lot to the BUYER.
2.2	Upon the occurrence of any of the events specified in Section 2.1(a):
(a)	The SELLER shall, within a reasonable period from knowledge thereof, notify the BUYER in writing of the occurrence of an event of default and the BUYER shall, immediately and within a reasonable period from receipt of the notice, rectify or remedy any breach, action or occurrence otherwise constituting or resulting in an event of default. Further, upon receipt by the BUYER of a notice from the SELLER pursuant to this Section 2.2(a), the SELLER and the BUYER shall forthwith appoint and cause their respective representatives to immediately discuss and agree in good faith on the manner by which the event of default shall be remedied and discharged with the end in view of causing the BUYER to be in compliance with any covenant or obligation required to be performed or undertaken by it.

(b)	In the event that the BUYER fails or refuses to rectify or remedy the breach, action or occurrence or fails or refuses to comply with the provisions of Section 2.2(a), the SELLER shall have the right, as the BUYER hereby grants the SELLER such right, but not the obligation, exercisable by written notice to the BUYER, to undertake or cause to be undertaken any act or action to rectify or remedy the breach, action or occurrence otherwise constituting or resulting in an event of default, and charge the actual costs thereof to the BUYER. In undertaking any act or action under this Section 2.2(b), the BUYER constitutes and appoints the SELLER as the BUYER’s attorney-in-fact, the appointment of which is coupled with an interest and hence, irrevocable. In the event that the SELLER shall choose to exercise its right to rectify or remedy the breach, with the corresponding right to reimbursement, then such exercise of its right shall be the sole and absolute remedy available to the SELLER for the BUYER’s breach or default, but without prejudice to the right of the SELLER to collect the costs of rectification as aforesaid from the BUYER and to whatever monetary penalties which may have accrued to the SELLER or to BGCEA under the Declaration prior to the exercise by the SELLER of its right hereunder.
(c)	In the event that the BUYER (i) fails or refuses to rectify or remedy any material breach, or (ii) persistently fails or refuses to comply with the provisions of Section 2.2(a); or (iii) undertakes or allows to be undertaken, or refuses to perform, any act which will otherwise deny the SELLER the right granted to its under Section 2.2(b); or (iv) wilfully, deliberately or in bad faith undertakes or attempts to undertake any act to materially violate the provisions of the Declaration, the Design Standards and Guidelines and the Lot Information Plan, the SELLER shall be entitled to cancel this Deed by giving prior written notice of cancellation to the address of the BUYER as specified herein by registered mail or personal delivery.
2.3	Upon the exercise by the SELLER of its right under Section 2.2(c):
2.3.1	The BUYER shall immediately and within a period of not more than 90 days from the date of receipt of notice of cancellation from the SELLER pursuant to Section 2.2, remove any improvements or structures from the Lot without any cost to the SELLER whatsoever, vacate the Lot and deliver to the SELLER full possession of the same in the same physical condition it was found at the time of the delivery of the Lot to the BUYER, devoid of any structures or occupants. In the event that the BUYER fails to remove any improvements or structures from the Lot within the period specified above, then the improvements remaining on the Lot shall be deemed automatically abandoned by the BUYER, and the SELLER may thereupon enter the Lot and, at its option: (i) cause the demolition or removal of such improvements and restore the Lot to the same physical condition of the Lot at the time of delivery, without necessity of a court order, and charge the BUYER the actual cost of effecting such removal and restoration, or (ii) constitute the improvements as property of the SELLER without any obligation on its part to reimburse the BUYER for the cost or value of such improvements. The SELLER or its representative shall have the right to enter the Lot and take full and complete physical possession of the same and take whatever action is necessary or advisable, without any interference by the BUYER, to protect or enforce the SELLER’s rights and interests in and to the Lot and without prejudice to the performance by the BUYER of its rights granted under this paragraph.

2.3.2	The BUYER shall be entitled to a refund of all amounts paid representing the Purchase Price, less: (1) the deposit paid under the reservation agreement (if any), (2) liquidated damages computed in the amount equal to twenty-five percent (25%) of the Purchase Price, (3) penalties and other amounts payable which may have accrued under to this Deed, the Declaration and the Design Standards and Guidelines the as of the date of cancellation, (4) the real estate broker’s commission, if any, (5)

any unpaid association charges on the Lot, and (6) the Security Deposit. Any amount to be refunded to the BUYER shall be collected by the BUYER at the office of the SELLER designated in the notice of cancellation. Upon the cancellation of this Deed, the SELLER shall be free to dispose of the Lot as if this Deed had not been executed.
2.4	It is understood that no failure or delay by the SELLER in exercising any right, power or privilege under this Deed shall be construed as a waiver thereof nor shall any single or partial exercise thereof preclude any further exercise of any other right, power or privilege. Acceptance by the SELLER of any payments made in a manner or at any time other than as herein provided shall not be construed as a variation, novation or waiver of the terms thereof.
2.5	The BUYER hereby agrees that any and all acts performed by the SELLER, its authorized agents or representatives, under the provisions of this section may not be subject to any petition for injunction and that the SELLER and/or its authorized agents or representatives shall be free from any and all civil and/or criminal responsibility whatsoever as a result of the reasonable exercise of its rights under this section. The right or authority of the SELLER to pursue any remedy provided herein arising out of or in connection with the default of the BUYER shall not require the BUYER’s prior written consent or the performance of any other act by the BUYER.
SECTION 3.TAXES, REGISTRATION COSTS, AND EXPENSES
3.1	The following taxes, costs and expenses shall be for the account of the BUYER:
(a)	except as provided for in Section 3.2, documentary stamp tax, transfer taxes, registration fees and other expenses, costs and taxes imposed or to be imposed in connection with the sale of the Lot and/or transfer of title of the Lot from the SELLER to the BUYER, the execution and registration of this Deed, the issuance of the tax declaration and corresponding transfer certificate of title covering the Lot in the name of the BUYER;

(b)	value added tax, if any, accruing by reason of the receipt by the SELLER of the Purchase Price (or any portion thereof) of the Lot as well as all the other amounts to be due and payable to the SELLER under this Deed;

(c)	real property taxes and assessments which shall be imposed on or which shall accrue in connection with the Lot from the date on which the Lot is deemed delivered to the BUYER as determined under Section 5.2;

(d)	amounts due in connection with supplying the Lot with water, power, telephone, telecommunications or other public utilities, whether in the form of deposits, charges or fees, commencing on the date the Lot upon delivery of the Lot to the BUYER;

(e)	association dues and assessments duly levied and imposed by the Bonifacio Global City Estate Association, Inc. (“BGCEA”); and

(f)	other fees, charges, expenses and penalties herein provided which the SELLER is entitled to, as provided hereunder.
3.2	The following taxes, costs and expenses shall be the account of the SELLER:

(a)	taxes on the net income of the SELLER or any other tax credit thereto imposed in connection with the sale of the Lot to the BUYER; and

(b)	real property taxes or assessments accruing on the Lot for the duration of the period ending on the date on which the Lot is deemed delivered to the BUYER as determined under Section 5.2.
SECTION 4. TRANSFER OF TITLE AND OWNERSHIP
The title, right and interest to be conveyed shall be subject to applicable laws, the Declaration, and the Design Standards and Guidelines, the Articles of Incorporation and the By-Laws of the BGCEA of which shall be a member in accordance with Section 10, its rules and regulations, zoning regulations, other restrictions on the use of the Lot as may be imposed by governmental and other authorities having jurisdiction over them and the restrictions in Section 6.1, by all of which the BUYER agrees to be bound. The SELLER shall deliver to the BUYER the transfer certificate of title covering the Lot upon the issuance thereof by the appropriate register of deeds.
SECTION 5. DELIVERY OF THE LOT
5.1	The SELLER shall deliver the Lot to the BUYER by the expected date of delivery specified in Annex C; provided that, as of such intended date of delivery, the BUYER shall be in compliance with all the terms and conditions of this Deed. In the event that fire, earthquake, other natural elements, acts of God, war, civil disturbance, government and economic controls, or any other cause beyond the SELLER’s reasonable control makes it impossible or difficult for the SELLER to deliver the Lot to the BUYER as of the expected date of delivery as stated in Annex C, then upon agreement by the parties the SELLER may extend the expected date of delivery of the Lot as stated in Annex C by giving written notice to the BUYER of such extension or consider itself relieved for any obligation under this Deed.
5.2	The SELLER shall be deemed to have delivered the Lot upon the earliest of: (a) the date of possession by the BUYER of the Lot for the purpose of constructing thereon or (b) the date of execution of this Deed.
5.3	The Lot shall be delivered to the BUYER subject to the Declaration and the Design Standards and Guidelines which will be annotated on the corresponding certificate of title to the Lot as liens thereon. The BUYER undertakes to faithfully and strictly comply with the Declaration and the Design Standards and Guidelines. Such undertaking of the BUYER constitutes an essential consideration of this Deed.
SECTION 6. RESTRICTIONS ON THE LOT
6.1	The BUYER agrees that all of its rights, title and interest in and to the Lot purchased hereunder shall be subject to the:
(a)	Declaration;

(b)	Design Standards and Guidelines;

(c)	Lot Information Plan, memorandum circulars and resolutions adopted or to be adopted by BGCEA and/or Bonifacio Estate Services Corporation (“BESC”), or as amended from time to time (collectively, “BESC/BGCEA Rules”);

(d)	liens, encumbrances, restrictions and easements of record which are annotated and registered on the certificate of title covering the Lot; and

(e)	liens, encumbrances restrictions and easements provided for by law, regulation or ordinance.
6.2	The rights, title and interest herein conveyed by the SELLER to the BUYER shall be subject to zoning regulations or such other restrictions on the use of the Lot as may be imposed by governmental and other public authorities having jurisdiction thereon.
6.3	The BUYER acknowledges that the use of, construction on, improvement, development and/or redevelopment of the Lot shall be subject to the Declaration, Design Standards and Guidelines, and Lot Information Plan.
6.4	The BUYER agrees that it shall keep and maintain the Lot strictly in accordance with the Declaration, Design Standards and Guidelines and Lot Information Plan.
6.5	The BUYER shall not construct or erect any unsightly or objectionable structures, or establish or undertake any activity which would tend to detract from the dignity of the Manila American Cemetery and Memorial.
SECTION 7. CONSTRUCTION ON THE LOT
The BUYER hereby undertakes to build on the Lot only the structures allowed by the Declaration, Design Standards and Guidelines, and BESC/BGCEA Rules and subject to the prior written approval of the SELLER of the plans and specifications for such structure(s). Prior to the commencement of any construction on the Lot, the BUYER shall submit to the SELLER for its approval the plans and specifications of the structure to be constructed on the Lot (which may include the fencing and signage) which should be in accordance with the Declaration and Design Standards and Guidelines. Non-compliance with this undertaking shall constitute a default under Section 2.1(a) and shall entitle the SELLER to cancel the sale of the Lot to the BUYER in accordance with Section 2.
The BUYER shall be held accountable for all damages caused to the facilities of the Global City and to the adjoining properties arising from the construction of any building or structure on the Lot by the BUYER or its agents. For this purpose, the BUYER shall, upon submission of the plans and specifications to the SELLER, deposit the amount specified in Annex C (the “Security Deposit”) with the SELLER to guarantee the payment of the costs of repairing any damage caused to the facilities of the Global City and the adjoining properties, as well as the costs of cleaning and maintaining the cleanliness of the area. In the event that the Security Deposit is insufficient to cover such costs, then the BUYER shall be liable for the deficiency which shall be due upon the SELLER’s demand. The Security Deposit shall be returned to the BUYER, less the amounts necessary to cover the costs specified herein, if the same shall in fact be incurred, upon the completion of the building or structure in accordance with the plans and specifications approved by the SELLER and the Declaration and the Design Standards and Guidelines.
SECTION 8. PUBLIC ART
Upon execution of this Deed, the BUYER shall contribute the amount specified in Annex C to the Art Fund administered by the Bonifacio Art Foundation, Inc., for the development, maintenance and preservation of public art within the Global City.

SECTION 9. OTHER OBLIGATIONS
In addition to the other obligations herein specified, the BUYER shall, on the date it acquires possession of the Lot, before or after the delivery by the SELLER of the certificate of title to the Lot subject hereof, (a) reimburse the SELLER upon its demand for the BUYER’s pro-rata share of real property taxes, maintenance expenses and other assessments, if any, which may have been advanced by the SELLER and which the BUYER shall be liable for under Section 3.1(c); (b) reimburse the SELLER for all utility connection charges accruing on the Lot; and (c) pay for other expenses herein specified which are for the account of the BUYER.
SECTION 10. ESTATE ASSOCIATION
10.1	The SELLER has organized the BGCEA for the purpose of managing certain areas of the Global City for common use and benefit of all the Lot owners in the Global City, and promoting and protecting their mutual interest.
10.2.1	The BUYER upon the execution of this Deed of Sale shall automatically become a member of BGCEA, shall pay to the latter all the dues and assessments duly levied and imposed by BGCEA on its members, and shall comply with its Articles of Incorporation, By-Laws and rules and regulations.
SECTION 11.WARRANTIES
11.1	The SELLER hereby represents and warrants in favor of the BUYER that:
(a)	it has absolute right and title to sell and transfer the Lot to the BUYER

(b)	the Lot is free from all liens and encumbrances, except those liens, encumbrances, restrictions and easements specified in Section 6.1; and

(c)	to the best of its knowledge, the Lot is free from any hazardous or toxic substances.
The SELLER hereby holds the BUYER free and harmless from any action, proceeding, claim, liability, demand, cost, expense or loss whatsoever arising out of or in connection with the SELLER’s breach of warranties in this Section and under this Deed
Unless specifically provided herein, the SELLER gives no warranty, express or implied, as to the absence of any hidden defects in the Lot or any part thereof which may render the Lot unfit or unsuitable for the purpose for which it was intended by the BUYER, and shall not be liable for any loss or damage whatsoever which the BUYER may suffer as a result of or arising from any hidden defects of the Lot or by reason of the Lot being unfit for the purpose for which the Lot was purchased by the BUYER unless such defect was already known to the SELLER at the time of the execution of this Deed and was not made known to the BUYER. Neither does the SELLER give any warranty as to the accuracy or correctness in any way whatsoever of any information not obtained directly from or authorized by the SELLER.
11.2	To the extent applicable, the SELLER shall assign to BGCEA for the pro-rata benefit of all purchasers of lots in Global City, all the warranties made in favor of the SELLER by the architect, engineers, construction or project manager, contractors and material suppliers of Global City in connection with the plans, specifications, labor or construction materials used or provided therein, as provided under pertinent law.

11.3	The BUYER expressly acknowledges and warrants that:
(a)	The SELLER shall be under no liability whatsoever to the BUYER, including its successors, assigns, mortgagees, tenants or other occupants of the Lot whether lawful or otherwise, for any loss or damage arising in connection with or as a consequence of its purchase of the Lot and/or its subsequent sale, use and/or development unless such loss or damage shall occur due to the fault or negligence of the SELLER or the SELLER breaches any of its obligations, representations or warranties herein.

(b)	The BUYER has purchased the Lot based upon its own evaluation of the Lot and has ascertained the state and condition of the Lot in relation to the purposes for which the BUYER intended to develop the Lot. The BUYER shall not be entitled to revoke, cancel or withdraw in any way whatsoever from this Deed, or be entitled to any compensation or reduction in the Purchase Price, or be entitled to any other compromise whatsoever, should it subsequently determine that the Lot is not fit for the use or purpose intended by the BUYER.

(c)	The BUYER shall accept delivery of the Lot, including all areas above or below ground, in the state and condition as it exists, including all easements and servitudes established over the Lot under the Declaration, Design Standards and Guidelines and Section 6.1, on the date on which delivery of the Lot is deemed to be effected hereunder.

(d)	The SELLER has the right to develop or permit the development of any other lot in Global City for any reasonable purpose in accordance with the Declaration and Design Standards and Guidelines, and shall in no way become liable to the BUYER by reason thereof.
11.4	The BUYER hereby warrants that it shall indemnify and hold the SELLER free and harmless from all actions, proceedings, liabilities, demands, costs, expenses and any other claims whatsoever arising from any damage caused to an adjacent or adjoining lot or property, where such damage has arisen out of any development, redevelopment or any other work undertaken by the BUYER on the Lot, whether voluntarily made or undertaken in compliance with the Declaration or Design Standards and Guidelines.

As used in this section, damage caused to an adjacent or adjoining lot or property shall be understood to be caused by the BUYER when such damage, directly or indirectly, arises from or is caused by any act, omission or negligence of the BUYER or its tenant, employee, agent, representative or any other person who has possession or occupies the Lot with the BUYER’s consent, or absent such consent, as a result of the BUYER’s omission or negligence.
SECTION 12. SEPARABILITY CLAUSE
In case one or more of the provisions contained in this Deed shall be declared invalid, illegal or unenforceable in any respect by competent authority, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13. OTHER REMEDIES/RELIEFS OF THE SELLER
The obligations of and other remedies or penalties against the BUYER under this Deed shall not limit or supersede the obligations of the BUYER, and the remedies and penalties which the SELLER may avail itself of against or charge the BUYER under the Declaration, Design Standards and Guidelines, and existing laws.
SECTION 14. ASSIGNMENT
The BUYER agrees that in case the Lot is assigned, ceded, sold, leased, encumbered, exchanged, donated, transferred or disposed of in any manner to another person or entity (the “Assignee”), the BUYER shall cause the pertinent deed evidencing such assignment, cession, sale, lease, encumbrance, exchange, donation, transfer or disposition to provide that the Assignee shall abide by the Declaration, Design Standards and Guidelines, Lot Information Plan, and all other liens, encumbrances, restrictions and easements applicable to or covering the Lot as specified in Section 6.1 of this Deed.
SECTION 15. OTHER TERMS AND CONDITIONS
15.1	The BUYER hereby agrees that representatives of the SELLER or any public service or utility company shall have the right to enter the Lot at any time for the purpose of inspection, measurement, relocation, survey, laying of monuments, or repair of water, gas, power, telephone, telecommunications, or other public utility connections and lines. Any inconvenience or disturbance thus caused shall not be cause for the rescission of this Deed or an action for damages.
15.2	Each Party warrants that the information which it has provided for the purposes of executing this Deed is true and correct as of the date hereof, and prior to the issuance of the transfer certificate of title covering the Lot in the name of the BUYER, the BUYER agrees to directly and personally inform the SELLER in writing of any changes in such information, such as but not limited to name, address and/or status. The SELLER shall have the right to solely rely on the information provided by the BUYER, and shall not be held responsible for any error in, non-communication or miscommunication, of any information required from or given by the BUYER. The BUYER also warrants that the funds used and to be used in purchasing the Lot was, has been and will be obtained through legitimate means and do not and will not constitute all or part of the proceeds of any unlawful activity under applicable laws. The BUYER hereby holds the SELLER free and harmless from any action, proceeding, claim, liability, demand, cost, expense or loss whatsoever arising out of or in connection with the BUYER’s breach of warranties in this Section and under this Deed.
15.3	This Deed shall not be considered as changed, modified or altered by any act of tolerance on the part of the SELLER unless such change, modification or alteration is made in writing and signed by both parties to this Deed. This Deed and all other documents executed in relation to or connected with this transaction and which are made an integral part hereof (including but not limited to the Contract to Sell and/or the reservation agreement, if the parties shall have executed the same prior to this Deed), shall constitute the entire agreement between the parties. The Annexes of this Deed are considered for all intents and purposes integral parts hereof. For the avoidance of doubt, as used herein, the term “Deed” includes all Annexes referred to herein. The SELLER is not and shall not be bound by any stipulations, representations, agreements or promises, oral otherwise, not contained in this Deed. This Deed supersedes all verbal representations which may have been made by the real estate broker (if any) to this transaction. In case of any discrepancy between this Deed, the

Contract to Sell (if any) and the reservation agreement (if any) executed between the SELLER and the BUYER, this Deed shall prevail. However, the provisions in such Contract to Sell (if any) and reservation agreement (if any) which are not affected hereby shall be binding.
15.4	The BUYER hereby represents that this Deed, together with the Declaration, Design Standards and Guidelines, Lot Information Plan, as well as all Annexes hereto, have been read, understood, and accepted by the BUYER and/or its authorized representatives.
15.5	The BUYER shall not be allowed to substitute the object of this Deed of Absolute Sale without the prior written consent of the SELLER; provided that, in the event that the SELLER consents to such substitution, all costs to effect such substitution, including but not limited to all taxes, costs and expenses arising out of or associated with the cancellation of the purchase by the BUYER of the Lot and the substitution thereof by the purchase of a new property, or the amendment or supplement of this Deed of Absolute Sale, shall be for the account of the BUYER.
15.6	Should the either party resort to the courts of justice for the protection or enforcement of its rights under this Deed, the other party agrees to pay the aggrieved party, by way of attorney’s fees, the amount equal to twenty percent (20%) of the amount claimed in the complaint but in no case less than P50,000.00, in addition to the costs and expenses of litigation, damages (whether actual or consequential) to which the aggrieved party may be entitled to under the law, and other expenses which the law may entitle the aggrieved party to recover from the other party. The parties hereby agree to submit to the jurisdiction of the proper court of Taguig, Metro Manila. It is understood that upon execution hereof, the parties waive any other venue.
15.7	If there are two (2) or more buyers under this Deed, the term “BUYER” as used herein shall refer to all such persons, and their obligations under this Deed shall be deemed contracted by them in a solidary manner. The use of the neuter gender herein includes the feminine and masculine gender.
15.8	Pursuant to Section 31 of the Implementing Rules and Regulations of Presidential Decree No. 957, the broker/salesman, if any, who negotiated the sale hereof shall sign as one of the witnesses to this Deed with an indication of his or her certificate of registration number and renewal date.
15.9	Sections 18, 20, 22, 23, 24, 25 and 27 of Presidential Decree No. 957, where applicable, are deemed incorporated herein by reference.
15.10	The SELLER undertakes to register at the BUYER’s expense this Deed of Absolute Sale with the proper Register of Deeds.
15.11	In case of controversy in the interpretation of the plans and specifications or in the measurement of the Lot, the interpretation of the SELLER shall prevail.
15.12	All covenants herein shall extend to and be obligatory on the heirs, personal representatives, successors and assigns (as the case may be) of the parties. For the avoidance of doubt, the provisions of this Deed and the rights granted to the SELLER hereunder, including without limitation, the right of the SELLER under Section 2.2(c) to cancel this Deed, shall be enforceable against the BUYER’s successors and assigns, and should the SELLER exercise its right under Section 2.2(c) against the BUYER’s successors and assigns, the SELLER may cancel this Deed pursuant to said Section 2.2(c) without need of a court declaration to that effect.
15.13	Any notice required to be sent to the BUYER hereunder shall be sent by registered mail or by personal delivery to the BUYER’s address stated in this Deed, which notice when sent to said address shall be considered sufficient compliance with all requirements for notice for purposes of this Deed.
15.14	The BUYER acknowledges and agrees that the SELLER shall be allowed to undertake the expansion of the Global City through the annexation of additional parcels of land, or effect any addition, alteration and/or modification of the subdivision plans for the Global City as originally filed with and approved by the relevant government agencies having jurisdiction over the same, subject to compliance with the requirements of Section 22 of Presidential Decree No. 957, as amended.
15.15	This Deed may be executed in counterparts. One fully signed set of counterparts shall for all intents and purposes be considered a single document. This Deed shall be deemed to be executed on the date when both the SELLER (acting through its authorized representatives) and the BUYER shall have affixed their respective signatures hereto.
IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to sign these presents on the date and in the place first above written.

FORT BONIFACIO DEVELOPMENT CORPORATION	PEOPLESUPPORT PROPERTIES PHILIPPINES INC.
TIN: 004-707-554	TIN:

By:	By:

/s/ ANICETO V. BISNAR, JR.	/s/ RAINERIO BORJA

Name: ANICETO V. BISNAR, JR.	Name: RAINERIO BORJA
Position: Head — Commercial Operations	Position: President
TIN: 130-660-140	TIN: 209-207-411

/s/ LOURDES R. REYES

Name: LOURDES R. REYES
Position: Chief Finance Officer
TIN: 125-290-711
SIGNED IN THE PRESENCE OF

/s/ HENRY L. YAP	/s/ RAUL R. CORTEZ

HENRY L. YAP	RAUL R. CORTEZ

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES	)
Pasay City	) S.S.
     I hereby certify that on this date January 15, 2007, before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Comm. Tax Cert. No.	Date/Place of Issue

Fort Bonifacio Development. Corp.	00145638	Jan. 20, 2006/Taguig City
Lourdes R. Reyes	22005032	Jan. 18, 2006/Parañaque City
Aniceto V. Bisnar, Jr.	15831936	Jan. 25, 2006/Taguig City
PeopleSupport Properties Philippines, Inc.
Rainerio Borja	24354585	Mar. 24, 2006/Makati City
known to me and by me known to be the same persons who executed the foregoing instrument and they acknowledged to me that the same is their free and voluntary act and deed as well as that of the corporations named therein.
     This instrument refers to the deed of absolute sale of a parcel of land located within Bonifacio Global City, Fort Bonifacio, Taguig, Metro Manila, consists of 12 pages including this page where the acknowledgment is written, and is signed by the parties and their instrumental witnesses on the signature page and on each and every page thereof.
     WITNESS MY HAND AND NOTARIAL SEAL on the date and in the place above written.

/s/ GIOVANNAE M. QUICOY - MARIN
NOTARY PUBLIC
ATTY. GIOVANNAE M. QUICOY - MARIN
NOTARY PUBLIC UNTIL DECEMBER 31, 2007
GSIS FINANCIAL CENTER, PASAY CITY
COMMISSION NO. 6-11 / 01-24-06 / RTC, PASAY CITY
I.B.P. NO. 673361 / 01-09-07 / ZAMBOANGA DEL SUR
P.T.R. NO. 627213 / 1-05-07 / PASAY CITY
ROLL OF ATTORNEY’S NO. 50500
Doc. No. 127;
Page No. 27;
Book No. XVII;
Series of 2007.